EXHIBIT 99.1

BRAEMAR HOTELS & RESORTS
Third Quarter 2020 Conference Call
October 29, 2020
10 a.m. CT

Introductory Comments - Jordan Jennings

Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the third quarter of 2020 and to update you on recent developments. On the call today will be: Richard Stockton, President and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Chief Operating Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them. Statements made during this call do not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on October 28, 2020, and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release.
I will now turn the call over to Richard Stockton. Please go ahead Richard.
Introduction - Richard Stockton

Good morning, and welcome to our third quarter 2020 earnings conference call. I will begin by providing an overview of our business and an update on our portfolio, which includes our hotels achieving positive Hotel EBITDA for the quarter, and all of our hotels now being open, including the recently rebranded Clancy Hotel in San Francisco. After that, Deric will provide a review of our financial results, and Jeremy will provide an update on our asset management activity. Afterward, we will open the call for Q&A.

The COVID-19 pandemic has created both social and economic disruption on an unprecedented level and has created a volatile landscape throughout the hospitality industry. As I have said previously, this has been an extraordinary period for all of us, and our entire leadership team has been steadfast in our commitment to protect all of our stakeholders during this unprecedented time.

A few objectives have continued to guide us. The health and well-being of the employees at our hotels, our hotel guests, and the communities in which we operate have been a top priority, and we have taken several preventative measures to keep them safe. As stay-at-home orders were implemented, we quickly adapted to the restrictions and challenges affecting our properties and adjusted the staffing model at our hotels while reducing other operating expenses in an effort to preserve cash and minimize near-term losses. The last time we spoke, the vast majority of our portfolio had suspended operations for a significant portion of the second quarter. Thus, I am extremely pleased to report that since then all of our properties have reopened, and we reached an important milestone by achieving positive Hotel EBITDA across our portfolio during the quarter, driven by a strong occupancy performance of over 48% at our resort properties.

Upon the bulk of our properties reopening in July, we achieved portfolio-wide occupancy of almost 30% and hovered around that level for August and September, while our ADR declined as a result of adding lower-rated room inventory to the reopened portfolio. While leisure demand is holding up nicely, particularly on weekends, any significant uptick in RevPAR performance is likely to rely on the recovery of corporate transient demand, and ultimately group demand, as a result of widespread vaccination or achieving herd immunity.

Many of our hotels are in drive-to leisure markets, and have been well positioned to benefit from the resurgence of leisure demand in recent months. In total, eight of our thirteen hotels are considered resort destinations. These hotels include the Ritz-Carlton Sarasota, Bardessono, Hotel Yountville, Ritz-Carlton Lake Tahoe, Pier House Resort, Park Hyatt Beaver Creek, Hilton La Jolla Torrey Pines and Ritz-Carlton St Thomas. We are pleased to report that this thesis has played out just as we expected as all eight of these properties had positive EBITDA for the quarter. While it is still early in the reopening process and the impact of the virus is still unpredictable, it is clear from the feedback we are hearing that guests are excited to be traveling again.

With all of our hotels now reopened to the public, we continue to prioritize the health and safety of our guests and staff, and we are being thoughtful, deliberate and flexible as our hotels resume operations. To enhance guest safety, our properties have instituted stringent safety measures and protocols consistent with evolving best practice recommendations regarding COVID-19, ranging from enhanced hygiene standards to keyless check-in and electrostatic sprayers to protect guests. Additionally, in the near term, we have specific plans to contain expenses across the portfolio as we continue to navigate the reopening process. We are offering optional housekeeping services at some properties for stayovers. We are also eliminating van transportation, airport shuttle service, valet parking services, turndown service, and all amenities that exceed brand standards. We are also suspending some services at concierge lounges, M Clubs, and all spas and kids clubs. Our asset management efforts have been relentless and have positioned us well for the continued ramp-up in operations that we now anticipate.

We are also excited about the recent opening of The Clancy in early October. Located in San Francisco’s vibrant SoMa district, the former Courtyard San Francisco Downtown underwent a rebranding and renovation in excess of $30 million to create The Clancy. It joins Marriott International’s Autograph Collection Hotels and the property features 410 guest rooms and over 11,000 square feet of modern meeting space throughout 16 event rooms. While construction restrictions delayed The Clancy’s reopening by several months and we expect that occupancy levels will be moderately low initially given COVID-19’s negative impact on group and business transient demand, we look forward to realizing enhanced financial performance from this property over the long-term as a result of the rebranding and renovation.

While we continue to face the challenges of the pandemic and the uncertainties that go with it, we have taken proactive and aggressive actions to protect and enhance our corporate liquidity. This included cutting expenses at the corporate level and significantly reducing our planned capex spend for the year. We will continue to preserve cash until we have more clarity on the recovery and the direction of the economy. All in, we estimate that we have reduced our run-rate corporate G&A and reimbursable expenses under our advisory agreement by approximately 25%. As previously discussed, we also closed on an amendment to our corporate credit facility. With a paydown of $10 million, the amendment converted the $75 million corporate credit facility into a $65 million term loan with the same maturity date of October 25, 2022. During the quarter, we also finalized discussions with our property-level lenders, and now have no defaults across our borrowings. Our intention is to remain current on these obligations going forward.

We successfully navigated through a very challenging operating environment during the quarter, our balance sheet is in good shape, and I believe we are set up very well for the ultimate recovery in our industry.

I will now turn the call over to Deric.

Financial Review - Deric Eubanks
Thanks, Richard.

During the third quarter, we settled our insurance claim with our carriers related to the Ritz-Carlton St. Thomas for a total of $123.5 million, of which $42.3 million related to business interruption income that had been previously recognized in our financial statements. This was a significant claim that resulted in a positive outcome for the hotel and it’s associates that demonstrated the great working relationship our risk management team has with our insurance carriers.

For the third quarter of 2020, we reported a net loss attributable to common stockholders of $18.7 million or $0.55 per diluted share.

For the quarter, we reported AFFO per diluted share of negative $0.15.

Adjusted EBITDAre for the quarter was negative $3.1 million.

At quarter’s end, we had total assets of $1.7 billion. We had $1.1 billion of mortgage loans, of which $49 million related to our joint venture partner’s share of the loan on the Capital Hilton and Hilton La Jolla Torrey Pines. Our total combined loans had a blended average interest rate of 2.5%. Our loans are entirely floating rate. As of the end of the third quarter, we had approximately 54% net debt to gross assets.

We ended the quarter with cash and cash equivalents of $88.2 million and restricted cash of $34.7 million. The vast majority of that restricted cash is comprised of lender and manager-held reserve accounts. At the end of the quarter, we also had $14.3 million in due from third-party hotel managers. This represents cash held by one of our property managers which is also available to fund hotel operating costs. As Richard mentioned, we have been and continue to work with our property managers and lenders in order to utilize these lender and manager-held reserves to fund operating shortfalls at our hotels. To date, we have signed forbearance agreements on six loans including the mortgage loans on the Hotel Yountville, Bardessono Hotel, Ritz-Carlton Lake Tahoe, Ritz-Carlton Sarasota, Pier House Resort, Capital Hilton, and Hilton La Jolla Torrey Pines. The agreements typically allowed the Company to defer interest on the loans for a period of up to six months subject to certain conditions. The forbearance agreements also allow us to utilize lender and manager-held reserve accounts, which are included in restricted cash on our balance sheet, in order to fund operating shortfalls at the hotels. We also have signed an FF&E use agreement on the four-hotel portfolio loan that includes the Sofitel Chicago, Marriott Seattle Waterfront, The Notary Hotel, and The Clancy. This agreement allows us to use the lender and manager-held reserve accounts to fund operating shortfalls. This agreement also provides for the exercise of the first of the loan’s five, one-year extensions. With these agreements in place, our balance sheet is in good shape, we are now out of default on all of our loans, and our present intention is to remain current on these obligations going forward. As we highlighted with our positive Hotel EBITDA for the quarter, our monthly cash burn at our hotels has been reduced to close to zero. Interest expense, corporate G&A, including advisory fees, and preferred dividends total approximately $5 million per month. With all of our hotels currently open and operating, $88 million of cash and cash equivalents at the end of the quarter, and based on realistic yet conservative assumptions for future hotel operations, we believe that we have sufficient liquidity to outlast the COVID-related downturn in our business.

As of September 30, 2020, our portfolio consisted of 13 hotels with 3,487 net rooms.

Our share count currently stands at 41.1 million fully diluted shares outstanding, which is comprised of 36.6 million shares of common stock and 4.5 million OP units. In our financial results, we include approximately 6.7 million shares in our fully diluted share count associated with our Series B convertible preferred stock.

This concludes our financial review. I’d now like to turn it over to Jeremy to discuss our asset management activities for the quarter.
Asset Management - Jeremy Welter
Thank you, Deric.

Comparable RevPAR for our portfolio decreased 65.6% during the third quarter. Impressively hotel EBITDA flow-through was 55%. As the recovery in the hospitality industry continues to take place, we are tracking the daily performance of each asset. Generally, we are seeing significantly more demand at our resort assets, with third quarter comparable RevPAR down 37%, which is good compared to our urban assets, which are down 91%. Each of our resort assets had positive Hotel EBITDA for the third quarter. In aggregate, they generated over $6.3 million in Hotel EBITDA.

As previously noted, our resort hotels have performed quite well during the pandemic. A great example of this is the Ritz-Carlton Sarasota, which has been the quickest to recover. For the third quarter, comparable RevPAR decreased 3.7% compared to the prior year quarter. Hotel EBITDA for the third quarter was up over 500% compared to the prior year period. This is largely a function of an increase in transient demand and the asset management team digging in to ensure that every possible expense has been eliminated. Some of those include: temporarily eliminating concierge services, ending turndown service, scaling back on sales staffing by approximately 50%, and reducing expenses related to managing the golf course.

Another asset that has seen strong growth in demand is the Ritz-Carlton St. Thomas. After reopening the hotel in June, it ran 63% occupancy in July. It was seeing demand growth in August when the second Stay-at-Home order was issued. The hotel reopened, again, September 19th. Even with having been closed for 25 days, the hotel was able to produce positive Hotel EBITDA of about $100,000 for the quarter. This was possible because of the expense control measures that we have taken and the realization of pent-up leisure demand.

To round out our resort portfolio review for the quarter, the Pier House Resort attained 57% occupancy, while our California properties, Bardessono, Hotel Yountville, Hilton La Jolla Torrey Pines, and the Ritz-Carlton Lake Tahoe collectively achieved 50% occupancy. Lastly, the Park Hyatt Beaver Creek had 35% occupancy for the quarter.

Despite the wildfires occurring in September and early October, the California assets have performed relatively well. That said, we have had some impact on our portfolio due to the fires. Specifically, our Yountville hotels experienced some displacement. At Bardessono, the fires caused about $1.1 million in cancelation revenue. At Hotel Yountville, we have seen about $900,000 in canceled revenue. With the fires now subsiding and the air quality returning to normal, these assets have resumed their rebound.

As Richard mentioned, this quarter welcomed the completion of our strategic repositioning of the Courtyard San Francisco Downtown into The Clancy, joining Marriott’s Autograph Collection. The entire renovation took a little longer than a year-and-a-half to complete, with an investment of more than $30 million. As part of the conversion we completely reconfigured the hotel’s entrance and lobby to create a more open and inviting sense of arrival. In doing so, we constructed a new centralized bar with lounge seating which flows into the newly renovated restaurant and café. As California’s restrictions are lifted, we expect this property to experience a rapid ramp up.

I will now turn to capital investment. In 2019, we invested heavily in our portfolio to enhance our competitive positioning. These investments included: the conversion of the Courtyard Philadelphia Downtown to The Notary Hotel, the completion of the 3-suite Presidential Villa at the Bardessono Hotel, and value-add projects during the rebuild of the Ritz-Carlton St. Thomas. These initiatives have allowed us to get by with considerably less spending on capital expenditures than usual during the COVID-19 pandemic. In 2020, despite curtailing our capital expenditures significantly, we have completed the conversion of the Courtyard San Francisco Downtown to The Clancy, as well as completing the renovation of the guestrooms at the Pier House Resort in Key West. In total, we expect to spend approximately $25 million on capital expenditures in 2020.

Lastly, something worth pointing out is how well our portfolio has maintained ADR this year. Year-to-date, the Park Hyatt Beaver Creek is up 29%, Ritz-Carlton Lake Tahoe is up 6%, Ritz-Carlton Sarasota is up 4%, and The Clancy is up about 1.4% over 2019. Overall, our portfolio is up 10.5% in ADR this year compared to the prior year period. In fact, with rates 36% higher than pre-Irma levels, Ritz-Carlton St. Thomas is forecasted to generate it’s highest October rate on record. This illustrates the caliber of our assets and the potential that our portfolio has moving forward as we see demand continue to come back.

I will now turn the call back over to Richard for final remarks.

Richard Stockton

Thank you, Jeremy.

In summary, our focus during the quarter was on the reopening of our entire portfolio of hotels. This sets us up nicely for a slow but steady recovery in our financial results. We have taken decisive actions to navigate the near-term challenges of this crisis, and while we cannot predict the trajectory of the pandemic, we are encouraged as we look ahead that we have in place the appropriate runway to get back to positive cash flow. I am proud of our efforts to protect our assets and maintain financial flexibility to position us for future success. We look forward to updating you on our progress as we move through the remainder of 2020 and into the new year.

This concludes our prepared remarks, and we will now open the call up for Q&A.

<Q&A>

Richard Stockton

Thank you for joining us on our third quarter earnings call, and we look forward to speaking with you again on our next call.